Johan P. Fnley
Chief Executive Officer

PDS GAMING

June 29, 2006

Mr. D. Bradly Olah
Spectre Gaming, Inc.
14200 23rd Avenue N.
Minneapolis, MN 55447

Re: PDS/Spectre Royalty Agreement

Dear Mr. Olah:

This letter ("*Letter Agreement*") is made to memorialize our mutual understanding and agreement between PDS Gaming Corporation ("*PDS*") and Spectre Gaming, Inc. ("*Spectre*") with regard to those certain Amusement With Prize ("AWP") devices (each a "*Unit*") to be placed in amusement establishments pursuant to various contracts with the owners/operators of such facilities (the "*Equipment*"). PDS and Spectre shall collectively be referred to as the "*Parties*".

The Equipment is currently stored or installed in various AWP facilities throughout the State of Florida.

1. **Royalty:** In consideration of PDS' willingness to finance Spectre's acquisition of certain license technology, PDS and Spectre agree as follows:

   1.1. **Royalty Fee.** PDS shall receive from Spectre a Royalty Fee on a monthly basis of $1.75 per day per unit for 500 AWP devices.

   1.2. **Term.** The Term shall commence on August 1, 2006 and shall continue for **forty-eight (48)** consecutive months.

   1.3. The first payment of the Royalty Fee shall be initially due and payable on September 1, 2006 and shall be due and payable on the same calendar date of each month for the remainder of the Term.

2. **Relationship of Parties:** Nothing in this Agreement shall be deemed to create any joint venture or partnership between the Parties. Neither Party shall have the power to bind or obligate the other.

3. **Amendment:** Any change to or modification of this Agreement must be in writing signed by both Parties hereto.

4. **Successors and Assigns:** This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representations, permitted successors and permitted assigns.

Thank you.

Sincerely,

Johan P. Finley
Chief Executive Officer

cc: Peter Cleary
John Tipton
Chris Robertson

Agreed and accepted on (date) ______________________

Spectre Gaming, Inc

Sign______________________

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